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                                                                    Exhibit 16.1

                       [LETTERHEAD OF DELOITTE & TOUCHE]


August 15, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments insofar as they relate to Deloitte & Touche LLP in the CHANGE IN ACCOUNTANTS section of the Registration Statement on Form S-1 of The Princeton Review, Inc. dated August 15, 2000.

Yours truly,

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP